SECURITIES AND EXCHANGE COMMISSION

            WASHINGTON, D.C. 20549


            ----------------------

                  FORM 8-K


                CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
March 4, 2002


           ----------------------


      Creative Beauty Supply, Inc.
 (Exact name of Small Business Issuer in its charter)

NEW JERSEY                   000-26361            22-3392051
 (State or other jurisdiction of           Commission                  (I.R.S. Employer
  incorporation or organization            File Number                 Identification No.)

380 Totowa Road, Totawa, NJ          07512
 (Address of principal executive offices)           (Zip Code)

Registrant's Telephone number, including area code:
(973) 904-0004


             NOT APPLICABLE
           -------------------
   (Former name or former address, if changed since last report)




Item 4.   CHANGE IN REGISTRANT'S CERTIFYING
ACCOUNTANT

(a)  On March 4, 2002, the board of directors of
Creative dismissed Ehrenkrantz Sterling & Co. as
Creative's independent public accountants and
notified them on that same date.   The decision to
use another accounting firm was made due to the
resignation of Thomas Parrillo from Ehrenkrantz
Sterling & Co., who had worked directly with
Creative.   Mr. Parrillo took another position with
Withum Smith & Brown, PC.

     Ehrenkrantz Sterling & Co.'s report on the
financial statements of Creative for the fiscal
year ended March 31, 2001 neither contained an
adverse opinion or a disclaimer of opinion, or was
qualified or modified as to uncertainty, audit
scope, or accounting principles.   For the year
ended March 31, 2000, Creative's financials were audited by Bederson & Company as previously reported on Form 8-K.

     During Creative's most recent fiscal year and the interim period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure and there were no "reportable events" with Ehrenkrantz Sterling & Co. as described in Items 304 (a)(1)(iv) and (v) of Regulation S-K, respectively.

(b) On March 4, 2002, the board of directors of Creative engaged the accounting firm of Withum
Smith & Brown, PC as principal accountants of Creative for the fiscal year ended March 31, 2002.
Creative has not consulted Withum Smith & Brown, PC during Creative's two most recent fiscal years and the interim period for the quarter ended December
31, 2001.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  EXHIBITS

               16.1 Letter regarding change in
certifying accountant from Ehrenkrantz Sterling &
Co. to the Securities Exchange Commission.







Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Beauty Supply, Inc.


Date:   April 5, 2002

By: /s/ Carmine Catizone
----------------------------
Carmine Catizone
President